UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 9, 2020 (July 8, 2020)

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELTP	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Lincoln Park Capital Transaction

On July 8, 2020, Elite Pharmaceuticals, Inc., a Nevada corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”), and a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $25.0 million of the Company’s common stock, $0.001 par value per share (the “Common Stock”), from time to time over the term of the Purchase Agreement, at the Company’s direction.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $25.0 million of the Company’s Common Stock. Sales of Common Stock by the Company, if any, will be subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on the date that a registration statement covering the resale of the shares of Common Stock that have been and may be issued under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and the other conditions to Lincoln Park’s obligation to purchase such shares set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, are satisfied.

Thereafter, under the Purchase Agreement, the Company may direct Lincoln Park to purchase up to 500,000 shares of Common Stock on such business day (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 600,000 shares, provided that the closing sale price of the Common Stock is not below $0.15 on the purchase date; (ii) the Regular Purchase may be increased to up to 700,000 shares, provided that the closing sale price of the Common Stock is not below $0.20 on the purchase date; (iii) the Regular Purchase may be increased to up to 800,000 shares, provided that the closing sale price of the Common Stock is not below $0.25 on the purchase date; and (iv) the Regular Purchase may be increased to up to 900,000 shares, provided that the closing sale price of the Common Stock is not below $0.30 on the purchase date. In each case, Lincoln Park’s maximum dollar commitment in any single Regular Purchase may not exceed $1,000,000. The purchase price per share for each such Regular Purchase will be based on an agreed upon fixed discount to the prevailing market prices of the Company’s Common Stock immediately preceding the time of sale. In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases and as additional accelerated purchases if the closing sale price of the Common Stock is not less than $0.03 per share at such times as set forth in the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock. The above-referenced share amount limitations and closing sale price thresholds are subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement.

Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to satisfaction of the conditions set forth in the Purchase Agreement. Actual sales of shares of Common Stock to Lincoln Park will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. In all instances, the Company may not sell shares of its Common Stock to Lincoln Park under the purchase agreement if it would result in Lincoln Park beneficially owning more than 4.99% of its Common Stock.

The net proceeds under the purchase agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park will be used for research and product development, general corporate purposes and working capital requirements.

As consideration for Lincoln Park’s irrevocable commitment to purchase Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company issued to Lincoln Park 5,975,857 shares of Common Stock as commitment shares, and the Company has agreed to issue up to 5,975,857 additional shares of Common Stock as additional commitment shares, on a pro rata basis at such times during the term of the Purchase Agreement as the Company may direct Lincoln Park to purchase shares of Common Stock under the Purchase Agreement.

The Company has agreed with Lincoln Park that it will not enter into any “variable rate” transactions as defined in the Purchase Agreement with any third party for a period set forth in the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. During any “event of default” under the Purchase Agreement, all of which are outside of Lincoln Park’s control, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not deliver a notice directing Lincoln Park to make purchases of Common Stock, until such event of default is cured. In addition, in the event of bankruptcy proceedings by the Company, the Purchase Agreement will automatically terminate. In addition, in the event of bankruptcy proceedings against the Company, the Purchase Agreement will terminate if the proceedings are not discharged within 90 days.

Lincoln Park has represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this current report on Form 8-K are being issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there by any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description
10.1	Purchase Agreement, dated July 8, 2020, by and between the Company and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated July 8, 2020, by and between the Company and Lincoln Park Capital Fund, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2020	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Carter Ward
Carter Ward, CFO

4